UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 20, 2005
PRIDE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13289 (Commission File Number)	76-0069030 (I.R.S. Employer Identification No.)

5847 San Felipe, Suite 3300
Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 789-1400
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURE

Item 8.01 Other Events
     On December 20, 2005, Pride entered into a purchase and contribution agreement pursuant to which it acquired an additional 40% interest in its joint venture companies that manage Pride’s Angolan operations from its partner Sonangol, the national oil company of Angola. The principal assets of the joint venture companies include the two ultra-deepwater drillships Pride Africa and Pride Angola, the jackup rig Pride Cabinda, and management agreements for the deepwater platform rigs Kizomba A and Kizomba B. The consideration paid by Pride was $175.2 million in cash, consisting of $170.7 million for the additional ownership interest and $4.5 million for termination of certain agreements between certain joint venture companies and other parties.
     Pride funded the purchase price with borrowings of $175.2 million under its senior secured revolving credit facility. A description of Pride’s senior secured revolving credit facility, including the terms and conditions of the agreement and under which this borrowing was made, is set forth in Pride’s annual report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference.
     Previously, Pride owned a 51% interest in the joint venture companies, and the joint venture financial results are included in Pride’s consolidated financial results, with Sonangol’s 49% ownership interest reflected as minority interest. As of December 20, 2005, the joint venture companies maintained project finance bank debt of $252.0 million.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIDE INTERNATIONAL, INC.
By:	/s/ Steven D. Oldham
Steven D. Oldham
Vice President, Treasury and Investor Relations

Date: December 27, 2005

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